FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2011 RESULTS

Santa Monica, CA – December 15, 2011 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its fiscal year ended September 30, 2011.

Fiscal 2011 Financial Results – Compared to fiscal 2010:

  Net sales increased $3.8 million, or 20%, to $22.8 million in fiscal 2011 due to higher sales of diabetic products, which increased $2.5 million, or 18%, and higher sales of Other Products, which increased $1.2 million, or 26%.

  Gross profit increased $0.8 million, or 20%, to $5.1 million in fiscal 2011 primarily due to the increase in net sales, and to a lesser extent, decreases in certain components of costs of goods sold as a percentage of sales. These improvements to costs of goods sold were offset, in part, by higher materials costs.

  Sales and marketing expenses increased $1.2 million, or 56%, to $3.4 million in fiscal 2011 primarily due to investments we made in personnel and the incurrence of related travel and entertainment costs. To a lesser extent, additional investments made with regard to office and telecommunication, product development, and sampling and promotion also contributed to the increase. Such investments were made in Fiscal 2011 in order to expand our business, the beginnings of which we expect to see in the first quarter of our 2012 fiscal year, with continued growth thereafter.

  General and administrative expenses increased $1.1 million, or 29%, to $4.7 million in fiscal 2011 primarily due to investments we made in personnel including the payment of retention and inducement bonuses and the incurrence of related travel and entertainment costs, which, in part, was related to the relocation of our executive offices. To a lesser extent, additional investments made with regard to telecommunication, general office, and professional services also contributed to the increase. Such investments are related to the anticipated growth referred to in the preceding paragraph.

  Other income (expense) increased to $58 thousand of income in fiscal 2011 from $10 thousand of income in fiscal 2010, due primarily to higher interest income resulting from a note receivable.

  Net loss was $2.9 million, or ($0.36) per share, in 2011 compared to net loss of $1.7 million, or ($0.21) per share, in fiscal 2010. The increase in net loss was due primarily to the investments in operating expenses made in respect of fiscal 2011 and in anticipation of the growth we expect for our fiscal 2012 year (primarily sales and marketing as well as general and administrative expenses), which were offset, in part, by higher gross profit and other income.

Brett M. Johnson, Forward’s President and Chief Executive Officer, commented: “We are pleased with the growth in sales and gross profit that we achieved in our OEM business for fiscal 2011, which, on a standalone basis, would have been profitable in fiscal 2011. Our net loss in fiscal 2011 directly reflects the ongoing investments we are making in diversifying our selling channels and expanding our product portfolio.”

Mr. Johnson continued:  “In our OEM business, we have recently been awarded several large programs by two major customers.  We anticipate that these programs will begin to contribute meaningfully to revenues in the second half of fiscal 2012.   In addition, we have experienced increased interest from several existing customers in both diabetic and consumer electronics products.  We are committed to growing our OEM business and we are encouraged by the momentum we are experiencing in this channel.  At the same time, there are also headwinds in this market, as we continue to face a very price-constrained environment and are looking at increases in supplier prices.”

“As previously announced, our strategy is to leverage our design, logistics, and sourcing expertise to build a global, multi-channel (retail, corporate, online and OEM) consumer electronics accessory brand that defines itself through leading edge technology.  We have invested significantly in product development and sales resources in order to launch a “Forward” branded line of cases and accessories into the retail and corporate marketplace.  This product range will include an extensive collection of cases for smartphones, tablets and portable computers, incorporating our exclusive license of G-Form’s revolutionary and patented protection technology.”

“We believe the investments we have made in experienced sales, design, product development, operations, and administrative personnel, will bear fruit in fiscal 2012 with the expansion of our product range, customer base and geographic coverage.  As a result, we hope to achieve our goal of transitioning Forward from a predominantly “in-box” medical OEM case company, to a multi-channel, multi-product, geographically diverse business that differentiates itself through cutting-edge technology, design and innovation.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2011 and 2010. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in fiscal 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 31, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward Industries, Inc. a designer and distributor of custom carrying case solutions for hand held electronic devices, is expanding into a multi- faceted product-focused company specializing in power, protection and peripherals, is expert at identifying new products that aim to make life more efficient with superior function and smart design that enhance daily life. Forward’s products, including those incorporating G-Form’s extreme protection technology, can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(424) 268-3836

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2011	2010
Net sales................................................................................................	$22,777,040	$18,996,827
Cost of goods sold................................................................................	17,712,425	14,764,840
Gross profit..........................................................................................	5,064,615	4,231,987

Operating expenses:
Sales and marketing......................................................................	3,391,396	2,166,542
General and administrative..........................................................	4,688,236	3,636,309
Total operating expenses....................................................	8,079,632	5,802,851

Loss from operations.........................................................................	(3,015,017)	(1,570,864)

Other income (expense):
Interest income.............................................................................	107,686	42,941
Other expense, net........................................................................	(49,258)	(32,868)
Total other income...............................................................	58,428	10,073

Loss before income tax (benefit) expense........................................	(2,956,589)	(1,560,791)
Income tax (benefit) expense..............................................................	(56,050)	124,032
Net loss .................................................................................................	$(2,900,539)	$(1,684,823)

Net loss per common and common equivalent share
Basic........................................................................................	$(0.36)	$(0.21)
Diluted.....................................................................................	$(0.36)	$(0.21)

Weighted average number of common and common equivalent shares outstanding	[
Basic........................................................................................	8,080,344	7,983,257
Diluted.....................................................................................	8,080,344	7,983,257

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents.......................................................................................	$14,911,844	$18,471,520
Accounts receivable, net .........................................................................................	3,894,118	4,621,181
Inventories..................................................................................................................	1,045,219	1,036,386
Prepaid expenses and other current assets............................................................	1,018,227	240,651
Note receivable...........................................................................................................	1,000,000	--
Total current assets.............................................................................................	21,869,408	24,369,738

Property and equipment, net........................................................................................	302,158	115,205
Other assets....................................................................................................................	88,716	46,032
Total assets.....................................................................................................................	$22,260,282	$24,530,975

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.......................................................................................................	$2,947,562	$2,439,273
Accrued expenses and other current liabilities......................................................	630,031	885,332
Total current liabilities......................................................................................	3,577,593	3,324,605

Commitments and contingencies...............................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued............................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,794,296 and 8,761,629 shares issued (including 706,410 held in treasury at both dates) .................................................................................	87,943	87,616
Capital in excess of par value...............................................................................	16,845,673	16,469,142
Treasury stock, 706,410 shares at cost ..............................................................	(1,260,057)	(1,260,057)
Retained earnings..................................................................................................	3,009,130	5,909,669
Total shareholders' equity...........................................................................................	18,682,689	21,206,370
Total liabilities and shareholders’ equity.................................................................	$22,260,282	$24,530,975